Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Texas Regional Bancshares, Inc.:

We consent to the incorporation by reference in the Registration Statements No. 333-05681, No. 333-57819, No. 333-57831, No. 333-62834, No. 333-75680, No. 333-90144, No. 333-90146, No. 333-117435, No. 333-117438, No. 333-127075 and No. 333-127076 all on Forms S-8 of Texas Regional Bancshares, Inc. of our reports dated March 7, 2006, with respect to the consolidated balance sheets of Texas Regional Bancshares, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows, for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Texas Regional Bancshares, Inc.

/s/ KPMG LLP

Houston, Texas

March 7, 2006